                                                             EXHIBIT 99.17(b)(2)

     HIGHLY CONFIDENTIAL
     -------------------


                       INDUSTRIAL SCIENTIFIC CORPORATION


                  FAIRNESS OPINION PRESENTATION TO THE SPECIAL
                      COMMITTEE TO THE BOARD OF DIRECTORS


                                   [Logo of
                                   LADENBURG
                                   THALMAN]





                               February 23, 1999

                       INDUSTRIAL SCIENTIFIC CORPORATION
                               FAIRNESS OPINION

                               TABLE OF CONTENTS

                                                                            SECTION  PAGE
                                                                            -------  ----

EXECUTIVE SUMMARY                                                                I
QUALITATIVE CONSIDERATIONS                                                      II
FAIRNESS OPINION VALUATION SUMMARY                                             III

   VALUATION SUMMARY.....................................................               1
   MARKET MULTIPLES ANALYSIS.............................................               2
   ACQUISITION MULTIPLES ANALYSIS........................................               5
   DISCOUNTED CASH FLOW ANALYSIS.........................................               8
   TAKEOVER PREMIUM ANALYSIS.............................................              10
   HISTORICAL AND PROJECTED FINANCIAL DATA...............................              14

Appendix

                     Financial Model
                     Comparable Company Analysis
                     Two Year Stock Price-Volume Comparison

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                              I. EXECUTIVE SUMMARY
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     Executive Summary

     Ladenburg Thalmann & Co. Inc. ("Ladenburg") has been engaged by the Special Committee to the Board of Directors of Industrial Scientific Corporation (the "Company") to render an Opinion (the "Opinion") as to whether or not the Merger Consideration to be paid to the holders of Nonaffiliated stock of the Company in connection with the purchase of the Company by ISC Acquisition Corp., a corporation wholly owned by Kenton E. McElhattan, Kent B. McElhattan, and Florence L. McElhattan (the "Controlling Stockholders") is fair, from a financial point of view, to the holders of Nonaffiliated stock of the Company. As is more fully described in a draft of the Merger Agreement dated as of February 23, 1999 furnished to us by representatives of the Company, upon consummation of the Transaction holders of Nonaffiliated stock of the Company, par value $0.01, (the "Company Common Stock") shall receive $28.50 per share in cash (the "Consideration Per Share").


     In conducting its analysis, Ladenburg Thalmann reviewed and considered such information as it deemed necessary or appropriate for the purposes of stating its opinion including (i) drafts, in the forms furnished to Ladenburg Thalmann by representatives of the Company, of the Merger Agreement; (ii) certain business and financial information relating to the Company, as provided by the Company, including the financial condition and results of operations of the Company and its the historical financial performance; (iii) certain public filings made by the Company with the Securities and Exchange Commission; and
(iv) to the extent publicly available, certain market trading data and historical trading performance for securities of the Company. In addition, Ladenburg Thalmann conducted such other analyses and examinations and considered such other financial, economic and market data as it deemed appropriate in arriving at the Ladenburg Opinion. Ladenburg Thalmann also met with members of senior management of the Company to discuss, among other things, the historical and prospective industry environment, financial conditions and operating results for the Company and reasons for the Merger Transaction. Ladenburg Thalmann noted that two of the Majority Shareholders are members of the Board of Directors and the senior management of the Company are the Proponents of the Transaction and as such may be deemed to have a conflict of interest in these matters.


     In conducting its analysis, Ladenburg Thalmann has assumed and relied upon the accuracy and completeness of all financial and other material furnished to it by the Company including the industry in which the Company operates and
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the competition in that industry. Ladenburg Thalmann has relied upon counsel to the Special Committee and counsel to the Company of the Board of Directors as to all legal matters regarding the Transaction including the process undertaken by the Special Committee in connection with its consideration of the Transaction. Ladenburg Thalmann has not attempted to independently verify the information provided to it by the Company. Ladenburg Thalmann has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. Ladenburg Thalmann was not requested to and did not analyze or give any effect to the impact of any federal, state or local income taxes to the Company's shareholders arising out of the Merger Transaction. Although Ladenburg Thalmann evaluated the consideration to be received by the holders of Nonaffiliated Stock of the Company, Ladenburg Thalmann was not requested to, and did not, participate in the negotiation of the Merger Agreement. In its analyses Ladenburg Thalmann made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, based on, among other things, information provided to it by the Company, many of which matters are beyond the control of the Company. Any estimates and/or projections contained in its analyses are not necessarily indicative of actual values or actual results, as applicable, which may be significantly more or less favorable than as set forth therein. The actual future performance of the Company may vary substantially from such projections. Ladenburg Thalmann's opinions are necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.


     In developing the opinion, Ladenburg calculated a range of values for the Company using four separate valuation approaches: (i) a Market Multiples Analysis based upon comparable publicly traded-companies, (ii) an Acquisition Multiples Analysis based upon acquisitions of comparable companies over the previous three years, (iii) a Discounted Cash Flow Analysis, and (iv) a Takeover Premium Analysis. Ladenburg then considered the historical trading price and volume of the Company's common stock in developing its opinion.

Market Multiples Analysis:
--------------------------

     The Market Multiples Analysis determines an implied public market value for the company being valued by evaluating the public valuations of comparable companies competing in similar industries. In choosing comparable companies for the Company Ladenburg examined instrumentation manufacturers of the same relative market capitalization as the Company. Ladenburg examined five companies in the instrumentation manufacturing industry (in

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addition to the Company) including Invivo Corp., Metrika Systems, Mine Safety
Appliances Co., Scientific Technologies, Inc. and TSI Inc.

     The multiples used for the Market Multiple Analysis are derived by dividing the public valuations of comparable companies by certain measures of operating performance such as earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net income, and projected earnings per share ("EPS") as developed by certain research analysts. EBITDA and EBIT multiples are based on total enterprise value divided by each financial measure, respectively. Total enterprise value is defined as the market value of common stock, plus total debt, less cash and cash equivalents. Total enterprise value is essentially the value of a company assuming an un-leveraged capital structure. The net income and EPS multiples are derived by dividing the market value of the common stock in aggregate or per share, as appropriate, by net income or projected EPS.

     Ladenburg used these multiples to calculate a range of public market values for the Company to develop an implied market multiple valuation of the Company. For total enterprise valuations developed using EBITDA and EBIT multiplies, Ladenburg generated the market value of the Company's equity by subtracting outstanding debt and adding excess cash and cash equivalents, if any. For valuations based on net income and projected EPS, Ladenburg multiplied the entity's respective values by the appropriate median multiples to arrive at equity value. Based on this analysis, the range of implied per share equity value for The Company was $20.27 to $29.97.

Acquisition Multiples Analysis:
-------------------------------

  The Acquisition Multiples Analysis applies a similar methodology as the Market Multiples Analysis, but relies upon multiples derived from merger and acquisition transactions involving target companies similar to the Company in its operations or similar to the Company in relative size and ownership structure. For purposes of this analysis, Ladenburg Thalmann analyzed comparable mergers and acquisitions with total aggregate consideration between $5.0 and $150.0 million completed between January 1, 1996 and December 31, 1998.

  For all of the comparable merger and acquisition transactions, Ladenburg derived median multiples using various financial measures, including revenue, EBITDA, EBIT and net income multiples. For each of the transactions considered
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purchase price equals the amount paid for the target's equity, and total enterprise value equals purchase price plus the target's outstanding interest-bearing debt, less cash and cash equivalents purchased.

     Like the Market Multiple Analysis, Ladenburg Thalmann calculated an acquisition multiple valuation for the Company by utilizing median acquisition multiples to develop a valuation range. Equity valuations for the Company based on revenues, EBITDA and EBIT are calculated by multiplying its revenues, EBITDA and EBIT by the respective multiples, then subtracting total debt and adding cash and cash equivalents, if any. For valuations based on net income, Ladenburg Thalmann multiplied the entity's net income by the net income median
multiple to arrive at equity value.   Based on this analysis, the range of
implied per share equity values for Industrial Scientific was $22.30 to $30.71.

Discounted Cash Flow Analysis:
------------------------------


     The Discounted Cash Flow Analysis ("DCF Analysis") derives enterprise values based on the present value of a company's un-leveraged free cash flow over a five-year period, plus the present value of a company's total enterprise value in five years (the "Terminal Value"). The un-leveraged free cash flows that Ladenburg Thalmann used for purposes of completing the DCF Analysis were derived from projections for the Company provided to Ladenburg Thalmann by management of the Company. For purposes of this analysis, un-leveraged free cash flow equals after-tax EBIT, plus depreciation, less capital expenditures, plus any decreases or minus any increases in working capital. A company's un-leveraged free cash flow provides a measure of how much cash it produces, irrespective of how it finances its operations (i.e., before interest income and expense).


     Ladenburg Thalmann developed the discount rate used to calculate the present value of the Company's future net cash flows and Terminal Value by estimating the Company's weighted average cost of capital ("WACC"). To estimate the Company's WACC, Ladenburg Thalmann considered the Company's ability to access debt, and at what borrowing terms the Company could reasonably be expected to pay on that debt given, among other things, the Company's historical and projected operating performance and existing capital structure. Ladenburg Thalmann then considered the returns an equity investor would reasonably require on an equity investment in a company with a similar market capitalization and historical and projected operating performance as the Company.
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  Ladenburg Thalmann calculated the Terminal Value of the Company by applying a range of multiples based on the Market Multiples Analysis to the Company's EBITDA in the fifth year, the resulting value of which was then discounted to present value. By adding the present value of (i) the Company's free cash flows over the next five years and (ii) the Terminal Value, Ladenburg Thalmann arrived at a total equity value for the Company. Based on this analysis, the range of implied per share equity values for Industrial Scientific was $25.47 to $29.30.


Takeover Premium Analysis:
--------------------------

     The Takeover Premium Analysis examines recent premiums paid in the acquisition of public companies for transactions valued between $5 and $150 million and excluded transactions involving financial services companies and real estate investment trusts. Premiums are defined, in percentage terms, as the excess (or shortfall) of the per share purchase price relative to the target's stock price prior to the announcement of the transaction. The percentage premiums were applied by Ladenburg Thalmann to the Company's average stock price for the 30 days immediately preceding Ladenburg Thalmann's presentation to the Board of Directors concerning the proposed merger to derive a range of per share equity values for the Company. Based on this analysis, the range of implied per share equity values for the Company was $26.36 to $28.62.

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                        II. QUALITATIVE CONSIDERATIONS

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     Qualitative Considerations
-------------------------------------------------------------------------------


Reasons Supporting the Transaction
----------------------------------


1. The proposed Merger Consideration of $28.50 per share represents a premium of approximately 36% over the average share price of Company's Common Stock for the 30 trading days preceding the date of the Ladenburg Opinion.

2. The Company's business projections show a decline in operating margins for fiscal year 2000, and limited growth in revenues and earnings thereafter, due to increased competition and trends toward compliance products with lower margins.

3. The Company has experienced a decline in the average selling price for its products.

4. The Company believes that it represents approximately 20% to 25% of the gas instrumentation market which Management believes has limited potential future growth.

5. The Company has considerable exposure to its largest customer who comprises approximately 25% of total revenues.

6. The Company has had limited success entering new product and geographic markets.

7. The Company was unsuccessful in its only attempt to grow through acquisition and represented to Ladenburg Thalmann and the Special Committee that the Company is committed to a strategy of internal growth that is inconsistent with the sale of the Company.

8. Fiscal 1999 financial performance was significantly enhanced by one contract, which the Company has represented to be non-recurring business.

9. There exists limited trading liquidity in the Company's shares given only approximately 30.0% of the Company's Common Stock is held in the public float and outside of the Majority Shareholders direct control.

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     Qualitative Considerations
-------------------------------------------------------------------------------


Other Transaction Considerations
--------------------------------

1. The all cash purchase eliminates Industrial Scientific stockholder's ability to participate in the Company's future growth potential.

2. The Company's market leadership in gas instrumentation products is an excellent platform to expand into ancillary compliance product markets.

3. An increasing portion of the Company's recent historical and projected future growth has been derived from service sector revenue which have affected operating margins.

4. The Company is well positioned to use its balance sheet to pursue growth opportunities, including the acquisition and/or merger with other companies (although the Company has represented to Ladenburg Thalmann and the Special Committee that the Company is committed to a strategy of internal growth that is inconsistent with the sale or merger of the Company).

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                            III. VALUATION SUMMARY

--------------------------------------------------------------------------------
Project Canary
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    ISCX Valuation Analysis Summary
--------------------------------------------------------------------------------


           Amounts in thousands
           --------------------------------------------------------------------


                                                                                Range of Values Per Share
                                            ---------------------------------------------------------------------------------------
                                                              Low                          Median                           High
           -------------------------------------------------------------------------------------------------------------------------

           Comparable Public Company Analysis                 $20.27                         $25.53                          $29.97

           Comparable Acquisition Analysis                     22.30                          28.73                           30.71

           Discounted Cash Flow Analysis                       25.47                          27.31                           29.30

           Stock Premium Analysis                              26.36                          28.04                           28.62

                Range of Mean Implied Equity Values           $23.60                         $27.40                          $29.65



           -------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Project Canary
--------------------------------------------------------------------------------
     ISCX Comparable Public Company Valuation
--------------------------------------------------------------------------------



       Amounts in thousands, except per share data
       -------------------------------------------------------------------------


                                                                                            Net             P/E            P/E
                                                         EBITDA           EBIT             Income        FY + 1/(3)/    FY + 2/(3)/
                                                        ---------------------------------------------------------------------------
       Comparable Company Median Market Multiples/(1)/        6.2x            8.3x            12.6x           12.3x         11.5x

       ISCX LTM as of 10/31/98                            $10,942          $8,982           $6,664          $5,449        $6,032

                                                        -----------------------------  -----------------------------------------
            Implied Enterprise Value                       67,343          74,503           84,163          66,837        69,130

       Plus: Cash /(2)/                                    28,082          28,082
       Less: Debt /(2)/                                     3,769           3,769

                                                        =============================  =========================================
            Implied Equity Value                          $91,656         $98,816          $84,163         $66,837       $69,130
                                                        ========================================================================

       Shares Outstanding at 10/31/98                       3,297           3,297            3,297           3,297         3,297

            Equity Value Per Share                         $27.80          $29.97           $25.53          $20.27        $20.97




                                          -----------------------------------------------------------------------------------------
                                                                                              Low           Median            High
                                                                                            ---------------------------------------
                                          Equity  Valuation Range                            $20.27         $25.53           $29.97
                                          ------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
(1) Based on median multiples of comparable companies including Invivo Crop., Metrika Systems Corp., Mine Safety Appliances Co., Scientific Technologies, Inc. and TSI Inc .
(2) Based on preliminary 1/31/99 balance sheet as provided by Management.
(3) Projected financial information based on Management's estimates.

--------------------------------------------------------------------------------
Project Canary
--------------------------------------------------------------------------------
   Comparable Company Analysis
--------------------------------------------------------------------------------



                                                                                                 LTM Multiples
                                        Stock Price       --------------------------------------------------------------------------
                                          2/22/99          Sales        EBITDA        EBIT        Pre-Tax     Net Income      P/E
                                        --------------------------------------------------------------------------------------------
     Industrial Scientific Corp.          $20.50            1.1x         4.3x          5.3x         7.0x        10.6x        10.4x

     Invivo Corp.                         $15.63            1.3x        10.9x         12.9x        13.0x        20.0x        21.1x
     Metrika Systems                        8.00            0.9          4.9           5.8          5.5          9.0          9.2
     Mine Safety Appliances Co.            59.59            0.7          6.2          10.0          8.8         14.3         12.8
     Scientific Technologies, Inc.          6.25            1.0          5.3           6.0          7.2         11.6         11.8
     TSI Inc.                               7.88            1.0          6.9           8.3          8.6         12.6         13.1


     Summary
     ------------------------------------------------------------------------------------------------------------------------------
     Mean                                                   1.0x         6.8x          8.6x         8.6x        13.5x        13.6x
     Median                                                 1.0          6.2           8.3          8.6         12.6         12.8
     ------------------------------------------------------------------------------------------------------------------------------


                                                FY+1              FY+2
                                               Proj. P/E/(1)/   Proj. P/E/(1)/      Book
                                      ----------------------------------------------------------
     Industrial Scientific Corp.                 10.0x            9.1x             1.8x

     Invivo Corp.                                16.4x           13.1x             2.7x
     Metrika Systems                              8.0x            N/A              1.0
     Mine Safety Appliances Co.                  12.4            11.5              1.2
     Scientific Technologies, Inc.                N/A             N/A              2.5
     TSI Inc.                                    12.1            10.4              1.9


     Summary
     ----------------------------------------------------------------------------------------
     Mean                                        12.2x           11.7x             1.8x
     Median                                      12.3            11.5              1.9
     ----------------------------------------------------------------------------------------

     (1) Projections are based on First Call estimates.

--------------------------------------------------------------------------------
Project Canary
--------------------------------------------------------------------------------
   Comparable Company Analysis
--------------------------------------------------------------------------------



                                      Gross Profit Margin                EBITDA Margin                     EBIT Margin
                                 ------------------------------  -------------------------------   -----------------------------
                                     LTM          3 Yr. Avg.          LTM          3 Yr. Avg.          LTM         3 Yr. Avg.
                                 -------------   --------------  --------------   --------------   -------------  --------------

Industrial Scientific Corp.          58.4%            54.6%           25.1%            21.0%           20.6%           16.2%

Invivo Corp.                         49.2%            48.7%           11.9%             9.7%           10.1%            7.8%
Metrika Systems                      44.3%            45.5%           18.1%            17.4%           15.3%           16.1%
Mine Safety Appliances Co.           38.3%            39.5%           11.0%            11.3%            6.7%           10.0%
Scientific Technologies, Inc.        50.5%            52.8%           19.3%            24.8%           17.2%           24.3%
TSI Inc.                             55.4%            55.8%           14.3%            14.6%           11.9%           12.2%


Summary
--------------------------------------------------------------------------------------------------------------------------------
Mean                                 47.5%            48.5%           14.9%            15.6%           12.2%           14.1%
Median                               49.2%            48.7%           14.3%            14.6%           11.9%           12.2%
--------------------------------------------------------------------------------------------------------------------------------



                                       Net Income Margin
                                 ------------------------------    3 Yr. Revenue
                                      LTM          3 Yr. Avg.          CAGR
                                 --------------   -------------   ----------------

Industrial Scientific Corp.           15.0%           11.8%               9.4%

Invivo Corp.                           6.0%            4.8%              13.8%
Metrika Systems                       11.1%            8.0%              11.0%
Mine Safety Appliances Co.             4.2%            4.3%               0.8%
Scientific Technologies, Inc.         11.7%           14.9%              11.6%
TSI Inc.                               8.5%            8.4%               8.2%


Summary
----------------------------------------------------------------------------------------
Mean                                   8.3%            8.1%               9.1%
Median                                 8.5%            8.0%              11.0%
---------------------------------------------------------------------------------- ------



--------------------------------------------------------------------------------
Project Canary
--------------------------------------------------------------------------------
     ISCX Acquisition Multiples Implied Valuation
--------------------------------------------------------------------------------

       Amounts in thousands, except per share data
       -------------------------------------------------------------------------


                                                                                                                            Net
                                                                EBITDA           EBIT           FY+1            FY+2       Income
                                                            ----------------------------------------------------------------------

       Comparable Company Median Acquisition Multiples (1)          7.0x            7.8x           N/A            N/A        11.0x

       ISCX LTM as of 10/31/98                                  $10,942          $8,982         $5,449         $6,032      $6,664
                                                             --------------------------------------------------------------------
           Implied Enterprise Value                              76,936          70,408            N/A            N/A      73,514

       Plus: Cash (2)                                            28,082          28,082              0              0           0
       Less: Debt (2)                                             3,769           3,769              0              0           0
                                                            ======================================================================
            Implied Equity Value                               $101,249         $94,721            N/A            N/A     $73,514
                                                            ======================================================================

       Shares Outstanding at 10/31/98                             3,297           3,297                                     3,297

            Equity Value Per Share                               $30.71          $28.73                                    $22.30



                                                           -----------------------------------------------------------------------
                                                                                        Low            Median           High
                                                                                  ------------------------------------------------
                              Equity  Valuation Range                                 $22.30            $28.73         $30.71
                              ---------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
(1) Based on median multiples for comparable transactions occurring between 9/1/95 and 1/8/99.


(2) Based on preliminary 1/31/99 balance sheet as provided by Management.

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   Comparable Merger & Acquisition Transactions from
      September 1, 1995 to January 8, 1999
--------------------------------------------------------------------------------
      ($ in millions)

                                                                                                            Target LTM
                                                                                       --------------------------------------------
     Date       Date         Target Name                Transaction  Enterprise  Equity                              Net      Book
  Announced   Effective      Acquiror Name                 Value       Value    Value Sales(1) EBITDA(2) EBIT(3) Income(4)  Value(5)
-----------------------------------------------------------------------------------------------------------------------------------
 2/27/95     5/31/95    Schwitzer Inc (Kuhlman Corp)       92.7        112.9    92.8   153.3     22.7      17.0     8.9       3.4
                           Kuhlman Corp.                                                 0.7x     5.0x      6.6x   10.4x     27.3x

  5/4/95     6/8/95     Bestop Inc                         44.1        44.9     44.1    66.4      7.7       7.0     4.0       4.2
                           Douglas & Lomason Co.                                         0.7x     5.8x      6.4x   11.0x     10.5x

 9/26/95     1/3/96     Larizza Industries, Inc.           144.0       172.7   140.9   169.3     26.3      22.0    14.0      10.2
                           Collins & Aikman Corp                                         1.0x     6.6x      7.8x   10.1x     13.8x

  1/5/96     2/15/96    Swing-N-Slide Corp (GreenGrass)    22.8        80.7     39.0    45.1     11.1       4.1    13.5      (0.1)
                           GreenGrass Holdings                                           1.8x     7.3x     19.7x    2.9x

  1/8/96     5/31/96    Medalist Industries Inc            55.4        91.6     55.6   126.0      9.9       5.8     1.7       8.2
                           Illinois Tool Works Inc                                       0.7x     9.2x     15.8x   32.7x      6.8x

 7/12/96    10/10/96    ADCO Technologies Inc              53.8        54.1     53.8    48.3      7.7       6.5      4.4      4.9
                           Astor Chemicals                                               1.1x     7.0x      8.3x   12.2x     11.0x

 5/30/97    10/16/97    National Picture and Frame Co      60.3        67.1     60.3    72.0     11.4       9.2      5.3      7.6
                           Colonnade Capital  LLC                                        0.9x     5.9x      7.3x   11.4x      7.9x

  7/1/96    10/16/96    Interpoint Corp                    52.8        46.8     33.3    96.9     11.1       9.0     5.6       3.3
                           Crane Co                                                      0.5x     4.2x      5.2x    6.0x     10.1x

 6/17/96    11/19/96    Penril DataComm Networks Inc       117.6       124.1   117.6    50.0     (3.2)     (7.4)   (8.6)      2.4
                           Bay Networks Inc                                              2.5x     N/M       N/M     N/M      49.0x

 11/29/96    1/6/97     ElectroStar Inc.                   111.0       119.2   111.1    69.5      N/A       7.3     3.8       3.6
                           Tyco International Ltd                                        1.7x              16.3x   29.2x     30.8x

 11/27/96    1/16/97    Milgray Electronics Inc            100.0       135.2   100.0   275.4     17.3      16.6     8.6       6.8
                           Bell Industries Inc                                           0.5x     7.8x      8.1x   11.6x     14.7x

 12/29/97    3/17/98    Heartstream Inc                    130.6       110.9   130.6     7.3    (17.0)    (18.0)  (15.8)      3.5
                           Hewlett-Packard Co                                           15.2x     N/M       N/M     N/M      37.3x

  3/2/98     4/30/98    First Alert Inc                    129.2       171.2   129.2   186.9     (1.6)     (8.5)   (7.8)      3.3
                           Sunbeam Corp                                                  0.9x     N/M       N/M     N/M      39.1x


================================================================================
Project Canary
--------------------------------------------------------------------------------

   Comparable Merger & Acquisition Transactions from
      September 1, 1995 to January 8, 1999
--------------------------------------------------------------------------------
      ($ in millions)

                                                                                                            Target LTM
                                                                                       --------------------------------------------
     Date      Date         Target Name                Transaction  Enterprise  Equity                              Net      Book
  Announced  Effective      Acquiror Name                  Value       Value    Value  Sales(1) EBITDA(2) EBIT(3) Income(4) Value(5)
-----------------------------------------------------------------------------------------------------------------------------------
  3/2/98     4/30/98    Signature Brands USA Inc           81.7        246.7    81.7   278.9     30.0      18.5    (1.5)      5.2
                           Sunbeam Corp                                                  0.9x     8.2x     13.3x             15.7x

  3/6/98     4/30/98    Proxima Corp                       82.9        70.0     79.8   133.3    (11.2)    (15.8)   (8.6)      9.0
                           ASK AS                                                        0.5x     N/M       N/M     N/M       8.9x

 4/15/98     5/29/98    Simulation Sciences Inc            146.5       99.7    146.5    56.5    (11.5)    (14.3)  (13.8)      5.6
                           Siebe PLC                                                     1.8x     N/M       N/M     N/M      26.2x

 3/10/98     6/19/98    Corcom Inc                         51.7        44.5     51.7    36.0      5.4       4.4     4.3       5.8
                         Communications Instruments Inc                                  1.2x     8.2x     10.1x   12.0x      8.9x

 3/26/98     7/31/98    Whitehall Corp                    139.9       139.9    130.5   60.3      (2.3)     (3.7)   (4.8)      5.3
                           Aviation Sales                                               2.3x      N/M       N/M     N/M      24.6x

 7/21/98     9/29/98    Globalink Inc                      59.7        60.9     59.6   14.7      (0.5)     (1.6)   (1.6)      1.1
                             Lernout & Hauspie Speech                                   4.1x      N/M       N/M     N/M      54.2x


                        Blended Summary
                        -----------------------------------------------------------------------------------------------------------
                        High                                                           15.2x      9.2x    19.7x   32.7x      54.2x
                        Low                                                             0.5x      4.2x     5.2x    2.9x       6.8x
                        Mean                                                            1.3x      6.8x     8.1x    9.7x      10.8x
                        Median                                                          1.0x      7.0x     7.8x   11.0x      10.3x
                        -----------------------------------------------------------------------------------------------------------
                        (1)  Excludes all negative and non-meaningful multiples as well the sales multiple of Heartstream Inc.
                        (2)  Excludes all negative and non-meaningful multiples.
                        (3)  Excludes all negative and non-meaningful multiples as well as the EBIT multiples of Medalist
                             Industries, ElectroStar and Swing-N-Slide.
                        (4)  Excludes all negative and non-meaningful multiples as well the Net Income multiple of Medalist
                             Industries and ElectroStar.
                        (5)  Excludes all negative and non-meaningful multiples as well as the Book Value multiples of Penril
                             DataComm Networks, ElectroStar, Heartstream, First Alert, Whitehall Corp., Simulation Sciences,
                             Globalink and Schwitzer.

================================================================================
Project Canary
--------------------------------------------------------------------------------
        Summary ISCX Discounted Cash Flow Analysis
--------------------------------------------------------------------------------


                Amounts in thousands, except per share data
                ------------------------------------------------------------------------------------------------------------------
                                                                                                 Range of Values
                                                                               ---------------------------------------------------
                                                                                     Low              Median             High
                ------------------------------------------------------------------------------------------------------------------
                ISCX Enterprise Value                                                $59,654           $65,737            $72,282

                Less:  Net Debt (1)                                                  (24,313)          (24,313)           (24,313)
                                                                               --------------     -------------     --------------

                     Equity Value                                                    $83,967           $90,050            $96,595
                                                                               ==============     =============     ==============

                Shares Outstanding at 10/31/98                                         3,297             3,297              3,297

                                                                               ---------------------------------------------------
                     Equity Value Per Share                                           $25.47            $27.31             $29.30
                                                                               ---------------------------------------------------

                Implied Multiples:

                            LTM EBITDA as of October 31, 1998                         5.5 x             6.0 x              6.6 x

                            LTM Net Income October 31,1999                           12.6 x            13.5 x             14.5 x

                            Estimated Net Income January 31,1999 /(2)/               13.5 x            14.5 x             15.5 x

                            Projected Net Income January 31, 2000 /(2)/              15.4 x            16.5 x             17.7 x

                -------------------------------------------------------------------------------------------------------------------

                (1)  Based on preliminary 1/31/99 balance sheet as provided by Management.
                (2)  Estimated and projected financial information based on Management's estimates.


================================================================================
Project Canary
--------------------------------------------------------------------------------
     Discounted Cash Flow Analysis
--------------------------------------------------------------------------------



Amounts in thousands, except per share data
------------------------------------------------------------------------------------------------------------------------------------
                                                         Year 1          Year 2          Year 3        Year 4         Year 5
 Free Cash Flow (1)                                     1/31/00P        1/31/01P        1/31/02P      1/31/03P       1/31/04P
                                                      ------------------------------------------------------------------------------
        EBITDA                                           $9,730          $10,637        $11,627       $12,707        $13,885

        EBIT                                              7,852            8,534          9,274        10,079         11,646
        Income Taxes                           34.0%     (2,670)          (2,902)        (3,153)       (3,427)        (3,960)
                                                      ------------------------------------------------------------------------------
        Delevered Net Income                              5,182            5,633          6,121         6,652          7,687
        Plus: Depreciation and Amortization               1,878            2,103          2,353         2,628          2,238
        Less: Capital Expenditures                       (2,000)          (2,250)        (2,500)       (2,750)        (3,000)
        Less: Increases in Working Capital                  270             (534)          (576)         (620)          (668)
                                                      ==============================================================================
             Total Free Cash Flow                        $5,330           $4,951         $5,398        $5,909         $6,257
                                                      ==============================================================================

Discounted Cash Flow Analysis
                                       --------------------------------------------------------------------------------------------
  EBITDA Multiple Exit Year 3 (2)                  5.7 x                              6.2 x                         6.7 x
                                          --------------                  -----------------                ---------------

        Year 1                                    $5,330                             $5,330                         $5,330
        Year 2                                     4,951                              4,951                          4,951
        Year 3                                     5,398                              5,398                          5,398
        Year 4                                     5,909                              5,909                          5,909
        Year 5                                    84,770                             91,712                         98,655
                                       --------------------------------------------------------------------------------------------
       Discount Rate (3)                12.00%    13.00%     14.00%        12.00%    13.00%    14.00%      12.00%   13.00%   14.00%
                                       --------------------------------------------------------------------------------------------

       Enterprise Value                $64,404   $61,969    $59,654       $68,343   $65,737   $63,260     $72,282  $69,505  $66,865

       Plus: Cash & Equivalents (4)     28,082    28,082     28,082        28,082    28,082    28,082      28,082   28,082   28,082

       Less: Debt (4)                    3,769     3,769      3,769         3,769     3,769     3,769       3,769    3,769    3,769
                                      =============================================================================================
           Implied Equity Value        $88,717   $86,282    $83,967       $92,656   $90,050   $87,572     $96,595  $93,818  $91,178
                                      =============================================================================================

           Shares Outstanding at
             10/31/98                    3,297     3,297      3,297         3,297     3,297     3,297       3,297    3,297    3,297

               Equity Value Per Share   $26.91    $26.17     $25.47        $28.10    $27.31    $26.56      $29.30   $28.46   $27.65

                                       --------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on 5-year projections as provided by Management.
(2) Based on median EBITDA multiples for comparable public companies including Invivo Crop., Metrika Systems Corp., Mine Safety
    Appliances Co., Scientific Technologies, Inc. and TSI Inc.
(3) Estimated Weighted Average Cost of Capital for ISCX.
(4) Based on preliminary 1/31/99 balance sheet as provided by Management.

================================================================================
Project Canary
--------------------------------------------------------------------------------
      Premium Analysis
--------------------------------------------------------------------------------


                -------------------------------------------------------------------------------------------------------------------
                                                                            Takeover Stock
                                                                          Price Premiums (%)
                                                     --------------------------------------------------------------
                                                     --------------------------------------------------------------
                                                             1 Day                1 Week              4 Week
                                                     --------------------------------------------------------------
                Premium Paid:
                      High                                  251.6%                354.2%              431.7%
                      Low                                   (39.0%)               (22.3%)             (53.8%)
                      Mean                                   38.4%                 47.4%               53.9%
                      Median                                 26.6%                 34.6%               37.4%

                Premium Value Per Share:
                      Median                                $26.36                $28.04              $28.62

                ISCX Stock Price (2)                                              $20.83

                -------------------------------------------------------------------------------------------------------------------
                                                            Low                 Median               High
                Premium Analysis Value Per Share            $26.36                $28.04              $28.62
                -------------------------------------------------------------------------------------------------------------------
                -------------------------------------------------------------------------------------------------------------------

                (1) Includes transactions valued between $5 and $150 million and excludes transactions involving financial service companies and real estate investment trusts.

                (2) Based on ISCX 30-day average stock price prior to announcement of merger, and after the Company suspended its share buyback program.

------------------------------------------------------------------------------
Project Canary
------------------------------------------------------------------------------

       Takeover Premium Share Price Analysis /(1)/
----------------------------------------------------------------------------------------------------------------------------------
       Completed, 100% Acquisitions of Public Companies - January 1, 1998 to February 21, 1999

                                                                                     Value of     Enterprise     Equity   Takeover
Date        Date                                                                    Transaction     Value        Value     Price/
Effective Announced Target Name/(2)/                 Acquiror Name/(2)/             ($Millions)  ($Millions)  ($Millions)  Share
-----------------------------------------------------------------------------------------------------------------------------------
03/02/98  01/06/98  DBA Systems Inc                  Titan Corp                          $37.9       $29.0       $38.4     $8.48
04/01/98  01/06/98  Schult Homes Corp                Oakwood Homes Corp                  101.4       104.0       100.7     22.50
07/31/98  01/13/98  Bird Corp                        CertainTeed Corp                     39.2        27.8        22.9      5.50
02/25/98  01/16/98  Checkmate Electronics Inc        International Verifact Inc           47.2        46.9        47.2      8.68
10/05/98  01/20/98  Buttrey Food and Drug Stores     Albertson's Inc                     139.2       175.7       139.2     15.50
05/15/98  01/21/98  BKC Semiconductors Inc           Microsemi Corp                       13.3        15.9        13.3      9.17
05/06/98  01/26/98  TransAmerican Waste Industries   USA Waste Services Inc              142.3       156.7        96.8      2.18
03/05/98  01/28/98  Sun Coast Industries Inc         Kerr Group Inc                       45.5        63.5        45.5     10.75
06/05/98  01/29/98  Monroc Inc                       US Aggregates Inc                    50.3        61.0        50.3     10.77
06/09/98  02/04/98  TresCom International Inc        Primus Telecommunications           134.7       142.6       130.1     10.80
06/18/98  02/09/98  American Waste Services          USA Waste Services Inc              122.1       106.9       101.6      4.00
06/27/98  02/18/98  Republic Automotive Parts Inc    Keystone Automotive Inds Inc         62.8        85.9        62.9     18.00
06/26/98  02/23/98  CompScript Inc                   Omnicare Inc                         68.4        68.4        61.3      4.39
06/15/98  02/27/98  Lancit Media Entertainment Ltd   RCN Corp                              8.0         4.7         8.0      1.20
04/30/98  03/02/98  First Alert Inc                  Sunbeam Corp                        129.2       171.2       129.2      5.25
04/30/98  03/02/98  Signature Brands USA Inc         Sunbeam Corp                         81.7       246.7        81.7      8.25
04/30/98  03/06/98  Proxima Corp                     ASK AS                               82.9        70.0        79.8     11.00
06/19/98  03/10/98  Corcom Inc                       Communications Instruments Inc       51.7        44.5        51.7     13.00
06/05/98  03/10/98  Portec Inc                       J Richard Industries Inc             76.5        79.8        76.5     16.00
10/30/98  03/16/98  Norwood Promotional Products     FPK LLC                             107.8       164.3       107.8     20.70
05/27/98  03/17/98  ForeFront Group Inc              CBT Group PLC                       147.5       127.1       133.8     15.69
07/01/98  03/27/98  Grand Prix Assoc Of Long Beach   Dover Downs Entertainment Inc        91.0       115.0        92.6     18.31
05/11/98  03/30/98  Children's Discovery Centers     Knowledge Beginnings Inc             89.1        98.1        83.7     12.25
07/21/98  04/03/98  Bertucci's Inc                   NE Restaurant Co Inc                 96.5       104.2        96.4     10.50
07/29/98  04/09/98  Spec's Music Inc                 Camelot Music Holdings               26.8        25.3        19.2      3.30
06/26/98  04/10/98  Dataflex Corp                    CompuCom SystemsInc(Safeguard)       25.2        46.9        24.7      4.10
05/29/98  04/15/98  Simulation Sciences Inc          Siebe PLC                           146.5        99.7       146.5     10.00
09/28/98  04/16/98  Award Software International     Phoenix Technologies Ltd            129.5       101.8       126.4     16.08
06/29/98  04/22/98  AccelGraphics Inc                Evans & Sutherland Computer          55.9        41.9        51.9      5.75
07/31/98  04/23/98  Morrison Restaurants Inc         Piccadilly Cafeterias Inc            46.2         5.4         0.1      5.00
07/27/98  04/27/98  CorporateFamily Solutions Inc    Bright Horizons Holdings Inc        127.0       114.3       125.2     23.69
07/20/98  04/28/98  Hein-Werner Corp                 Snap-On Inc                          37.5        32.3        37.3     12.60
10/26/98  05/04/98  Electronic Designs Inc           Bowman Instrument Corp               13.2        12.5        13.2      1.83
06/10/98  05/04/98  Farah Inc                        Tropical Sportswear Intl Corp        93.6       144.5        93.2      9.00
09/25/98  05/05/98  Allied Digital Technologies Co   Investor Group                       69.2       110.0        69.2      5.00
07/31/98  05/07/98  Innovative Tech Systems Inc      Peregrine Systems Inc                75.7        72.3        73.3      5.27
06/30/98  05/07/98  InTime Systems International     Aris Corp                            44.9        39.7        41.6      8.91
06/15/98  05/08/98  Authentic Specialty Foods Inc    Agrobios(Desc SA de CV)             141.9       148.1       137.8     17.00



                                                                                            Takeover Stock Price Premiums
                                                                                              (%) to Prior Periods: (3)
Date        Date                                                                          --------------------------------
Effective Announced Target Name/(2)/                 Acquiror Name/(2)/                   1 Day        1 Week      4 Weeks
---------------------------------------------------------------------------------------------------------------------------
03/02/98  01/06/98  DBA Systems Inc                  Titan Corp                            38.4%        44.3%        25.9%
04/01/98  01/06/98  Schult Homes Corp                Oakwood Homes Corp                     1.1%        10.4%        19.2%
07/31/98  01/13/98  Bird Corp                        CertainTeed Corp                      25.7%        18.9%        29.4%
02/25/98  01/16/98  Checkmate Electronics Inc        International Verifact Inc             4.8%         9.4%        37.5%
10/05/98  01/20/98  Buttrey Food and Drug Stores     Albertson's Inc                       44.2%        44.2%        47.6%
05/15/98  01/21/98  BKC Semiconductors Inc           Microsemi Corp                        66.7%        59.5%        66.7%
05/06/98  01/26/98  TransAmerican Waste Industries   USA Waste Services Inc                51.4%        36.6%        78.6%
03/05/98  01/28/98  Sun Coast Industries Inc         Kerr Group Inc                        56.4%        62.3%        84.9%
06/05/98  01/29/98  Monroc Inc                       US Aggregates Inc                      5.1%        10.5%         6.4%
06/09/98  02/04/98  TresCom International Inc        Primus Telecommunications             25.2%        30.9%        51.5%
06/18/98  02/09/98  American Waste Services          USA Waste Services Inc               100.0%       156.0%       166.7%
06/27/98  02/18/98  Republic Automotive Parts Inc    Keystone Automotive Inds Inc          33.0%        33.3%        28.6%
06/26/98  02/23/98  CompScript Inc                   Omnicare Inc                          26.6%        67.2%        52.7%
06/15/98  02/27/98  Lancit Media Entertainment Ltd   RCN Corp                             (23.2%)       (4.0%)       (4.0%)
04/30/98  03/02/98  First Alert Inc                  Sunbeam Corp                          68.0%        90.9%       110.0%
04/30/98  03/02/98  Signature Brands USA Inc         Sunbeam Corp                          57.1%        61.0%       106.3%
04/30/98  03/06/98  Proxima Corp                     ASK AS                                31.3%        25.7%        23.9%
06/19/98  03/10/98  Corcom Inc                       Communications Instruments Inc        33.3%        31.6%        36.8%
06/05/98  03/10/98  Portec Inc                       J Richard Industries Inc               8.5%        13.8%        10.3%
10/30/98  03/16/98  Norwood Promotional Products     FPK LLC                               19.1%        19.1%        23.6%
05/27/98  03/17/98  ForeFront Group Inc              CBT Group PLC                         17.3%        29.4%        48.5%
07/01/98  03/27/98  Grand Prix Assoc Of Long Beach   Dover Downs Entertainment Inc         11.8%        22.1%        21.6%
05/11/98  03/30/98  Children's Discovery Centers     Knowledge Beginnings Inc              21.0%        16.7%        25.6%
07/21/98  04/03/98  Bertucci's Inc                   NE Restaurant Co Inc                  35.5%        35.5%        35.5%
07/29/98  04/09/98  Spec's Music Inc                 Camelot Music Holdings                30.4%        65.0%        65.0%
06/26/98  04/10/98  Dataflex Corp                    CompuCom SystemsInc(Safeguard)         8.4%         9.3%        23.8%
05/29/98  04/15/98  Simulation Sciences Inc          Siebe PLC                             24.0%        16.8%        11.1%
09/28/98  04/16/98  Award Software International     Phoenix Technologies Ltd              12.8%        21.3%        53.1%
06/29/98  04/22/98  AccelGraphics Inc                Evans & Sutherland Computer           13.6%        22.7%        21.1%
07/31/98  04/23/98  Morrison Restaurants Inc         Piccadilly Cafeterias Inc             45.5%        73.9%        81.8%
07/27/98  04/27/98  CorporateFamily Solutions Inc    Bright Horizons Holdings Inc         (21.4%)      (22.3%)       (7.5%)
07/20/98  04/28/98  Hein-Werner Corp                 Snap-On Inc                           52.7%        65.2%        80.0%
10/26/98  05/04/98  Electronic Designs Inc           Bowman Instrument Corp               (39.0%)      (21.9%)      (30.3%)
06/10/98  05/04/98  Farah Inc                        Tropical Sportswear Intl Corp         33.3%        44.0%        39.8%
09/25/98  05/05/98  Allied Digital Technologies Co   Investor Group                        14.3%        14.3%        37.9%
07/31/98  05/07/98  Innovative Tech Systems Inc      Peregrine Systems Inc                  8.0%        10.9%        25.8%
06/30/98  05/07/98  InTime Systems International     Aris Corp                             18.8%        15.0%        28.4%
06/15/98  05/08/98  Authentic Specialty Foods Inc    Agrobios(Desc SA de CV)                6.3%        13.3%        37.4%

------------------------------------------------------------------------------
Project Canary
------------------------------------------------------------------------------

       Takeover Premium Share Price Analysis /(1)/
----------------------------------------------------------------------------------------------------------------------------------
       Completed, 100% Acquisitions of Public Companies - January 1, 1998 to February 21, 1999

                                                                                     Value of     Enterprise     Equity   Takeover
Date        Date                                                                    Transaction     Value        Value     Price/
Effective Announced Target Name/(2)/                 Acquiror Name/(2)/             ($Millions)  ($Millions)  ($Millions)  Share
-----------------------------------------------------------------------------------------------------------------------------------
07/14/98  05/11/98  Micronics Computers Inc          Diamond Multimedia Systems Inc       31.7        13.0        31.7      2.45
08/24/98  05/12/98  Virus Research Institute Inc     T Cell Sciences Inc                  62.6        60.2        62.6      6.59
06/26/98  05/13/98  Sage Laboratories Inc            Filtronic Comtek PLC                 20.2        16.3        20.2     17.50
11/16/98  05/19/98  QuesTech Inc                     CACI International Inc               43.8        40.1        34.3     18.13
09/15/98  05/20/98  InnoServ Technologies            GE Medical Systems                   13.1        11.6        13.1      4.25
10/22/98  05/20/98  National Gas & Oil Co            Licking Rural Electrification        93.0       116.7        93.0     13.00
07/22/98  05/22/98  Pete's Brewing Co                Gambrinus Co                         69.4        51.3        69.4      6.38
07/07/98  05/28/98  Donnelley Enterprise Solutions   Bowne & Co Inc                      105.2       114.5       105.2     21.00
10/20/98  05/29/98  Emerging Communications Inc      Innovative Communication Co         112.3       243.1       112.3     10.25
08/28/98  06/01/98  PST Vans Inc                     US Xpress Enterprises Inc            83.9        85.6        32.9      7.47
10/08/98  06/02/98  RF Power Products                Advanced Energy Industries           60.8       173.9       171.8     13.63
07/20/98  06/04/98  Pollo Tropical Inc               Carrols Corp                         94.6        93.3        94.6     11.00
08/31/98  06/16/98  Personnel Management Inc         Linsalata Capital Partners           34.9        37.5        34.9     16.00
10/02/98  06/22/98  GT Bicycles Inc                  Schwinn Holdings Corp               149.6       187.0        79.6      8.00
12/23/98  07/06/98  Peoples Telephone Co Inc         Davel Communications Group Inc      114.5       209.6       114.4      5.86
10/09/98  07/09/98  American Materials & Techs       Cytec Industries                     34.8        35.1        26.7      6.00
09/18/98  07/14/98  DEP Corp                         Henkel KGaA                          89.7        90.6        36.7      5.25
10/26/98  07/14/98  New West Eyeworks Inc            National Vision Associates Ltd       76.7        81.1        74.6     13.00
10/01/98  07/20/98  US SerVis Inc                    HBO & Co                             60.7        42.5        47.4      5.35
10/08/98  07/23/98  Innova Corp                      Digital Microwave Corp              115.7       116.4       115.7      6.83
11/06/98  07/27/98  Gull Laboratories(Fresenius)     Meridian Diagnostics Inc             17.9        23.4        18.0      2.25
09/10/98  07/28/98  CyberMedia Inc                   Network Associates Inc              130.1       108.2       130.1      9.50
09/11/98  07/29/98  E-Z Serve Corp                   EBC Texas Acquisition Corp           43.2       107.9        43.2      0.60
11/17/98  08/03/98  Freeport-McMoRan Sulphur Inc     McMoRan Oil & Gas Co                124.2        96.9       123.0     12.50
12/03/98  08/13/98  Clearview Cinema Group Inc       Cablevision Systems Corp             57.8       117.3        57.8     24.25
12/16/98  08/19/98  Peerless Group Inc               Jack Henry & Associates Inc          37.0        35.4        36.8      7.36
01/12/99  08/26/98  Lion Brewery Inc                 Malt Acquiring Inc                   18.3        14.4        18.3      4.70
01/08/99  08/26/98  Toastmaster Inc                  Salton/Maxim Houswares Inc          101.2        93.7        53.3      7.00
10/26/98  08/28/98  Cayenne Software Inc             Sterling Software Inc                11.4         6.6         8.0      0.38
10/30/98  09/21/98  Gamma Biologicals Inc            Immucor Inc                          25.6        25.3        25.6      5.40
11/13/98  09/23/98  Golden Eagle Group Inc           USFreightways Corp                   30.2        35.1        30.2      4.45
01/07/99  10/01/98  Richey Electronics Inc           Arrow Electronics Inc               101.8       183.8       102.0     10.50
12/31/98  10/07/98  Red Brick Systems Inc            Informix Corp                        33.6        26.5        33.6      2.61
12/11/98  10/12/98  Consilium Inc                    Applied Materials Inc                45.2        41.3        45.2      4.30
12/31/98  10/13/98  DataWorks Corp                   Platinum Software Corp               96.5        75.0        96.5      6.65
12/08/98  10/22/98  Lab Specialists of America Inc   Kroll-O'Gara Co                      38.5        35.7        38.2      6.31
12/10/98  11/02/98  AquaPenn Spring Water Co Inc     Danone Group                        110.3       110.5       110.3     13.00

                                                                                            Takeover Stock Price Premiums
                                                                                              (%) to Prior Periods: (3)
Date        Date                                                                          --------------------------------
Effective Announced Target Name/(2)/                 Acquiror Name/(2)/                   1 Day        1 Week      4 Weeks
---------------------------------------------------------------------------------------------------------------------------
07/14/98  05/11/98  Micronics Computers Inc          Diamond Multimedia Systems Inc        37.5%        15.3%        50.8%
08/24/98  05/12/98  Virus Research Institute Inc     T Cell Sciences Inc                   91.6%        75.7%        81.7%
06/26/98  05/13/98  Sage Laboratories Inc            Filtronic Comtek PLC                  37.3%        34.6%        35.9%
11/16/98  05/19/98  QuesTech Inc                     CACI International Inc                25.0%        42.2%        52.7%
09/15/98  05/20/98  InnoServ Technologies            GE Medical Systems                    30.8%        32.0%        41.7%
10/22/98  05/20/98  National Gas & Oil Co            Licking Rural Electrification          6.7%        18.2%        26.1%
07/22/98  05/22/98  Pete's Brewing Co                Gambrinus Co                           6.3%        39.7%        42.7%
07/07/98  05/28/98  Donnelley Enterprise Solutions   Bowne & Co Inc                        60.8%        61.5%        83.6%
10/20/98  05/29/98  Emerging Communications Inc      Innovative Communication Co           46.4%        42.6%        54.7%
08/28/98  06/01/98  PST Vans Inc                     US Xpress Enterprises Inc             32.8%        35.8%        10.7%
10/08/98  06/02/98  RF Power Products                Advanced Energy Industries           251.6%       354.2%       431.7%
07/20/98  06/04/98  Pollo Tropical Inc               Carrols Corp                          10.0%         7.3%        18.1%
08/31/98  06/16/98  Personnel Management Inc         Linsalata Capital Partners            25.5%        23.1%        23.1%
10/02/98  06/22/98  GT Bicycles Inc                  Schwinn Holdings Corp                 68.4%        77.8%        36.2%
12/23/98  07/06/98  Peoples Telephone Co Inc         Davel Communications Group Inc        87.5%        80.3%       118.0%
10/09/98  07/09/98  American Materials & Techs       Cytec Industries                     100.0%       100.0%        81.1%
09/18/98  07/14/98  DEP Corp                         Henkel KGaA                           31.3%        95.3%        78.7%
10/26/98  07/14/98  New West Eyeworks Inc            National Vision Associates Ltd        23.8%        33.3%        30.0%
10/01/98  07/20/98  US SerVis Inc                    HBO & Co                             151.6%        86.0%       151.6%
10/08/98  07/23/98  Innova Corp                      Digital Microwave Corp                16.2%        36.5%        30.0%
11/06/98  07/27/98  Gull Laboratories(Fresenius)     Meridian Diagnostics Inc             (14.3%)      (12.2%)      (41.9%)
09/10/98  07/28/98  CyberMedia Inc                   Network Associates Inc                25.6%        38.2%       117.1%
09/11/98  07/29/98  E-Z Serve Corp                   EBC Texas Acquisition Corp            37.1%        20.0%        20.0%
11/17/98  08/03/98  Freeport-McMoRan Sulphur Inc     McMoRan Oil & Gas Co                  14.9%         6.4%         4.2%
12/03/98  08/13/98  Clearview Cinema Group Inc       Cablevision Systems Corp              10.2%        10.2%         7.8%
12/16/98  08/19/98  Peerless Group Inc               Jack Henry & Associates Inc           51.0%        59.1%        47.2%
01/12/99  08/26/98  Lion Brewery Inc                 Malt Acquiring Inc                    13.9%        27.5%        21.3%
01/08/99  08/26/98  Toastmaster Inc                  Salton/Maxim Houswares Inc             3.7%        21.7%        36.6%
10/26/98  08/28/98  Cayenne Software Inc             Sterling Software Inc                (14.3%)      (14.3%)      (53.8%)
10/30/98  09/21/98  Gamma Biologicals Inc            Immucor Inc                           87.8%       127.4%        23.4%
11/13/98  09/23/98  Golden Eagle Group Inc           USFreightways Corp                   223.6%       184.8%       223.6%
01/07/99  10/01/98  Richey Electronics Inc           Arrow Electronics Inc                 52.7%        68.0%       127.0%
12/31/98  10/07/98  Red Brick Systems Inc            Informix Corp                         15.8%        22.6%        12.7%
12/11/98  10/12/98  Consilium Inc                    Applied Materials Inc                145.7%       145.7%       145.7%
12/31/98  10/13/98  DataWorks Corp                   Platinum Software Corp                23.7%        54.2%        23.7%
12/08/98  10/22/98  Lab Specialists of America Inc   Kroll-O'Gara Co                       57.7%        90.4%        57.7%
12/10/98  11/02/98  AquaPenn Spring Water Co Inc     Danone Group                          34.2%       100.0%       160.0%

------------------------------------------------------------------------------
Project Canary
------------------------------------------------------------------------------

       Takeover Premium Share Price Analysis /(1)/
----------------------------------------------------------------------------------------------------------------------------------
       Completed, 100% Acquisitions of Public Companies - January 1, 1998 to February 21, 1999

                                                                                     Value of     Enterprise     Equity   Takeover
Date        Date                                                                    Transaction     Value        Value     Price/
Effective Announced Target Name/(2)/                 Acquiror Name/(2)/             ($Millions)  ($Millions)  ($Millions)  Share
-----------------------------------------------------------------------------------------------------------------------------------
12/22/98  11/09/98  Global Motorsport Group Inc      Stonington Partners Inc             109.0       157.6       106.2     19.50
12/22/98  11/10/98  Intensiva Healthcare Corp        Select Medical Corp                 115.2       111.8       102.2      9.63
12/16/98  11/10/98  Steel of West Virginia Inc       Roanoke Electric Steel              116.8       116.1        64.7     10.75
01/22/99  12/03/98  Microdyne Corp                   L-3 Communications Holdings          90.0        73.1        65.4      5.00


                                                     Summary
                                                     ----------------------------------------------------------------------------
                                                     High                               $149.6      $246.7      $171.8    $24.25
                                                     Low                                   8.0         4.7         0.1      0.38
                                                     Mean                                 74.9        85.1        69.5      9.56
                                                     Median                               75.7        81.1        64.7      8.68
                                                     ----------------------------------------------------------------------------


                                                                                            Takeover Stock Price Premiums
                                                                                              (%) to Prior Periods: (3)
Date        Date                                                                          --------------------------------
Effective Announced Target Name/(2)/                 Acquiror Name/(2)/                   1 Day        1 Week      4 Weeks
---------------------------------------------------------------------------------------------------------------------------
12/22/98  11/09/98  Global Motorsport Group Inc      Stonington Partners Inc               13.5%        33.8%        31.1%
12/22/98  11/10/98  Intensiva Healthcare Corp        Select Medical Corp                   54.0%        60.4%        92.5%
12/16/98  11/10/98  Steel of West Virginia Inc       Roanoke Electric Steel                75.5%       100.0%        79.2%
01/22/99  12/03/98  Microdyne Corp                   L-3 Communications Holdings           15.9%        60.0%        44.1%


                                                    Summary
                                                    ----------------------------------------------------------------------------
                                                    High                                  251.6%       354.2%       431.7%
                                                    Low                                   (39.0%)      (22.3%)      (53.8%)
                                                    Mean                                   38.4%        47.4%        53.9%
                                                    Median                                 26.6%        34.6%        37.4%
                                                    ----------------------------------------------------------------------------

Source: Securities Data Corp.

1) Transaction Value between $5 and $150 million.
2) Excludes all financial services companies and real estate investment trusts.
3) Prior periods are based on the original announcement date, which is the date when the target company is publicly disclosed as a takeover candidate.

-------------------------------------------------------------------------------
Project Canary
-------------------------------------------------------------------------------
     ISCX Financial Summary
-------------------------------------------------------------------------------



       Amounts in thousands
       ------------------------------------------------------------------------


                                                                        LTM
                                1997A               1998A              Oct-98               1999E             2000P (1)
                              -----------------------------------------------------------------------------------------------

       Net Sales                $36,648            $40,865             $43,518             $44,061              $47,586

       Gross Profit              19,815             23,028              25,408              25,333               26,172
              Margin %             54.1%              56.4%               58.4%               57.5%                55.0%

       EBITDA                     7,087              9,422              10,942              10,109                9,730
              Margin %             19.3%              23.1%               25.1%               22.9%                20.4%

       EBIT                       5,087              7,506               8,982               8,560                7,852
              Margin %             13.9%              18.4%               20.6%               19.4%                16.5%

       Net Income               $ 3,725            $ 6,005             $ 6,664             $ 6,218              $ 5,449
              Margin %             10.2%              14.7%               15.3%               14.1%                11.5%




                                   2001P (1)          2002P (1)          2003P (1)          2004P (1)
                            --------------------------------------------------------------------------
       Net Sales                     $51,393           $55,504            $59,944            $64,740

       Gross Profit                   28,394            30,805             33,419             36,254
              Margin %                  55.3%             55.5%              55.8%              56.0%

       EBITDA                         10,637            11,627             12,707             13,885
              Margin %                  20.7%             20.9%              21.2%              21.4%

       EBIT                            8,534             9,274             10,079             11,646
              Margin %                  16.6%             16.7%              16.8%              18.0%

       Net Income                    $ 6,032           $ 6,658            $ 7,342            $ 8,544
              Margin %                  11.7%             12.0%              12.2%              13.2%


--------------------------------------------------------------------------------
(1) Estimated and projected financial information based on Management's estimates.

================================================================================
Project Canary
--------------------------------------------------------------------------------


                                   Appendix

--------------------------------------------------------------------------------
Project Canary
--------------------------------------------------------------------------------
  Income Statement
--------------------------------------------------------------------------------

                                       FYE Ended January               Quarters Ended           9 Months Ended    LTM
                                  ----------------------------   ----------------------------------- --------------------
                                   1996A     1997A     1998A     May-98A  Aug-98A   Oct-98A    Oct-98A  Oct-97A  Oct-98
                                  ----------------------------   ---------------------------   --------------------------
Net Revenues                      $34,133   $36,648   $40,865    $11,396  $11,269   $10,437    $33,102  $30,449  $43,518
Cost of Goods Sold                 15,942    16,833    17,837      4,900    4,678     4,218     13,796   13,523   18,110
                                  ----------------------------   ---------------------------   --------------------------
 Gross Profit                      18,191    19,815    23,028      6,496    6,591     6,219     19,306   16,926   25,408

 SG&A                              11,117    12,728    13,606      3,859    3,811     3,685     11,355   10,495   14,466
                                  ----------------------------   ---------------------------   --------------------------

EBITDA                              7,074     7,087     9,422      2,637    2,780     2,534      7,951    6,431   10,942

Depreciation & Amortization         1,523     2,000     1,916        385      378       388      1,151    1,107    1,960
Transaction Amortization                0         0         0          0        0         0          0        0        0
                                  ----------------------------   ---------------------------   --------------------------
   Total                            1,523     2,000     1,916        385      378       388      1,151    1,107    1,960
                                  ----------------------------   ---------------------------   --------------------------
EBIT                                5,551     5,087     7,506      2,252    2,402     2,146      6,800    5,324    8,982

Other Income/(Expenses):
 Interest Income                      837       777     1,038        255      271       266        792      744    1,086
 Interest Expense                    (247)     (190)     (163)       (41)     (39)      (36)      (116)    (126)    (153)
 Other                                  1       (69)       25          5      (35)       45         15       20       20
 Non-Operating Gain                     0         0       582          0        0         0          0      580        2
                                  ----------------------------   ---------------------------   --------------------------
  Total Other Income/(Expenses)       591       518     1,482        219      197       275        691    1,218      955
                                  ---------------------------  ---------------------------- ----------------------------

Pre-tax Income                      6,142     5,605     8,988      2,471    2,599     2,421      7,491    6,542    9,937

Provision for Income Taxes          2,075     1,880     2,983        820      863       862      2,545    2,255    3,273
                                  ----------------------------   ---------------------------   --------------------------

Net Income                         $4,067    $3,725    $6,005     $1,651   $1,736    $1,559     $4,946   $4,287   $6,664
                                  ============================   ===========================   ==========================

Weighted Average Shares             3,384     3,375     3,340     3,318     3,311    3,297      3,297     3,349    3,297

EPS                                 $1.20     $1.10     $1.80     $0.50     $0.52    $0.47      $1.50     $1.28    $2.02

Margin Analysis
Revenue Growth                        N/A      7.4%     11.5%       N/A     (1.1%)   (7.4%)      8.7%       N/A      N/A
Gross Margin                        53.3%     54.1%     56.4%     57.0%     58.5%    59.6%      58.3%     55.6%    58.4%
SG & A Margin                       32.6%     34.7%     33.3%     33.9%     33.8%    35.3%      34.3%     34.5%    33.2%
EBITDA Margin                       20.7%     19.3%     23.1%     23.1%     24.7%    24.3%      24.0%     21.1%    25.1%
EBIT Margin                         16.3%     13.9%     18.4%     19.8%     21.3%    20.6%      20.5%     17.5%    20.6%
Pre-tax Margin                      18.0%     15.3%     22.0%     21.7%     23.1%    23.2%      22.6%     21.5%    22.8%
Net Margin                          11.9%     10.2%     14.7%     14.5%     15.4%    14.9%      14.9%     14.1%    15.3%

--------------------------------------------------------------------------------
Project Canary
--------------------------------------------------------------------------------
      Balance Sheet
--------------------------------------------------------------------------------

                                                 FYE Ended January                        Quarters Ended
                                           -------------------------------------------------------------------------------
ASSETS                                         1997A        1998A         May-98A     Aug-98A     Oct-98A       Jan-99E
                                           ---------------------------   ------------------------------------ ------------
Current Assets:
   Cash and Cash Equivalents                  $6,879       $3,244          $4,128      $4,018       $3,614       $8,078
   Short-Term Investments                     12,379       13,368          12,232       7,404        8,512        3,342
   Accounts Receivable                         4,791        5,949           6,320       6,371        5,458        7,194
   Inventories                                 3,160        3,887           4,462       4,759        4,919        4,355
   Prepaid Expenses                              335          829             613         690          713           81
   Deferred Income Taxes                         520          481             488         495          515          614
                                           ---------------------------   ------------------------------------ ------------
     Total Current Assets                     28,064       27,758          28,243      23,737       23,731       23,664

PP&E                                          13,596       14,924          15,146      15,524       16,382       16,777
Long-Term Investments                          1,071        7,309           8,374      14,403       14,315       16,661
Less: Accumulated D & A                       (6,218)      (7,591)         (7,962)     (8,326)      (8,700)      (9,078)
Other Assets                                   2,705        1,481           1,822       1,773        1,944        2,163
                                           ===========================   ==================================== ============
     Total Assets                            $39,218      $43,881         $45,623     $47,111      $47,672      $50,188
                                           ===========================   ==================================== ============

LIABILITIES AND EQUITY
Current Liabilities:
   Current Portion of Existing Debt             $370         $375            $375        $375         $375         $375
   Accounts Payable                              909        1,445           2,486       2,260        2,045        2,354
   Accrued Expenses                            2,531        2,639           1,522       1,988        1,955        2,105
   Income Taxes Payable                           57            0             507         417          320          127
                                           ---------------------------   ------------------------------------ ------------
     Total Current Liabilities                 3,867        4,459           4,890       5,040        4,695        4,961

Existing Debt                                  4,143        3,664           3,620       3,481        3,438        3,394
New Term Debt                                      0            0               0           0            0            0
New Sub Debt                                       0            0               0           0            0            0
Revolver                                           0            0               0           0            0            0
Deferred Income Tax                               92          167             191         215           69            0
                                           ---------------------------   ------------------------------------ ------------
   Total Liabilities                           8,102        8,290           8,701       8,736        8,202        8,355

Total Stockholders' Equity
   Preferred Stock                                 0            0               0           0            0            0
   Common Stock                                   34           34              34          34           34           34
   Additional Paid-In Capital                  5,470        5,492           5,494       5,531        5,536        5,536
   Retained Earnings                          25,791       31,388          33,444      35,181       36,739       39,277
   Dividends Earnings                              0            0            (574)       (743)        (912)      (1,081)
   Less: Treasury Stock                          179        1,323           1,476       1,628        1,927        1,933
                                           ---------------------------   ------------------------------------ ------------
     Total Stockholders' Equity               31,116       35,591          36,922      38,375       39,470       41,833

     Total Liabilities and Equity            $39,218      $43,881         $45,623     $47,111      $47,672      $50,188
                                           ===========================   ==================================== ============
                                                   0            0               0           0            0           (0)


--------------------------------------------------------------------------------
Project Canary
--------------------------------------------------------------------------------
      Assumptions
--------------------------------------------------------------------------------

                                           ---------------------------   -------------------------------------------------
                                                 FYE Ended January                        Quarters Ended
                                           -------------------------------------------------------------------------------
                                               1997A        1998A         May-98A     Aug-98A     Oct-98A       Jan-99E
                                           ---------------------------   -------------------------------------------------
Inventory Turns                                 5.3          4.6            1.1         1.0          1.0          1.0
Accounts Receivable Days                       47.7         53.1           49.9        50.9         50.9         50.9
Prepaid Expense Days                            3.3          7.4            4.8         5.5          5.5          5.5
Accounts Payable Days                          19.7         29.6           45.7        43.5         43.5         43.5
Accrued Expense Days                           72.6         70.8           35.5        46.9         46.9         46.9



-------------------------------------------------------------------------------
Project Canary
-------------------------------------------------------------------------------
      Balance Sheet
-------------------------------------------------------------------------------



                                                                                FYE Ended January
                                                           -------------------------------------------------------------
                                                              2000P       2001P       2002P        2003P       2004P
ASSETS                                                     -------------------------------------------------------------
Current Assets:
   Cash and Cash Equivalents                                 $13,300     $18,271      $23,825     $30,045     $36,779
   Short-Term Investments                                      3,342       3,342        3,342       3,342       3,342
   Accounts Receivable                                         6,193       6,688        7,223       7,801       8,425
   Inventories                                                 4,666       5,012        5,382       5,780       6,208
   Prepaid Expenses                                              965       1,043        1,126       1,216       1,313
   Deferred Income Taxes                                         614         614          614         614         614
     Total Current Assets                                -------------------------------------------------------------
                                                              29,081      34,969       41,513      48,798      56,682
PP&E
Long-Term Investments                                         18,777      21,027       23,527      26,277      29,277
Less: Accumulated D & A                                       16,661      16,661       16,661      16,661      16,661
Other Assets                                                 (10,956)    (13,058)     (15,411)    (18,039)    (20,277)
     Total Assets                                              2,163       2,163        2,163       2,163       2,163
                                                         =============================================================
LIABILITIES AND EQUITY                                       $55,727     $61,762      $68,453     $75,861     $84,506
Current Liabilities:                                     =============================================================
   Current Portion of Existing Debt
   Accounts Payable
   Accrued Expenses
   Income Taxes Payable                                         $380        $380         $380        $380        $380
     Total Current Liabilities                                 1,735       1,863        2,001       2,149       2,308
                                                               3,189       3,444        3,720       4,017       4,339
Existing Debt                                                    127         127          127         127         127
New Term Debt                                            -------------------------------------------------------------
New Sub Debt                                                   5,430       5,814        6,227       6,673       7,153
Revolver
Deferred Income Tax                                            3,014       2,634        2,254       1,874       1,494
   Total Liabilities                                               0           0            0           0           0
                                                                   0           0            0           0           0
Total Stockholders' Equity                                         0           0            0           0           0
   Preferred Stock                                                 0           0            0           0           0
   Common Stock                                          -------------------------------------------------------------
   Additional Paid-In Capital                                  8,444       8,448        8,481       8,547       8,647
   Retained Earnings
   Dividends Earnings
   Less: Treasury Stock                                            0           0            0           0           0
     Total Stockholders' Equity                                   34          34           34          34          34
                                                               5,536       5,536        5,536       5,536       5,536
     Total Liabilities and Equity                             44,726      50,758       57,416      64,758      73,303
                                                              (1,081)     (1,081)      (1,081)     (1,081)     (1,081)
                                                               1,933       1,933        1,933       1,933       1,933
                                                         -------------------------------------------------------------
                                                              47,282      53,314       59,972      67,314      75,859

                                                             $55,727     $61,762      $68,453     $75,861     $84,506
                                                        =============================================================
                                                                  (0)         (0)          (0)         (0)         (0)



================================================================================
Project Canary
--------------------------------------------------------------------------------

      Assumptions
--------------------------------------------------------------------------------

                                          ---------------------------------------------------------------
                                                                FYE Ended January
                                          ---------------------------------------------------------------
                                             2000P        2001P       2002P       2003P        2004P
                                          ---------------------------------------------------------------
Inventory Turns                                4.6         4.6         4.6          4.6         4.6
Accounts Receivable Days                      47.5        47.5        47.5         47.5        47.5
Prepaid Expense Days                           7.4         7.4         7.4          7.4         7.4
Accounts Payable Days                         29.6        29.6        29.6         29.6        29.6
Accrued Expense Days                          70.8        70.8        70.8         70.8        70.8

================================================================================
Project Canary
--------------------------------------------------------------------------------
      Cash Flows
--------------------------------------------------------------------------------

                                                                   2000P        2001P       2002P       2003P        2004P
                                                            --------------------------------------------------------------
Cash Flow from Operations:

  Net Income                                                       $5,449      $6,032      $6,658       $7,342      $8,544
  Depreciation and Amortization                                     1,878       2,103       2,353        2,628       2,238


Changes in Working Capital:
     Accounts Receivable, net                                       1,001        (495)       (535)        (578)       (624)
     Inventories                                                     (311)       (345)       (371)        (398)       (427)
     Prepaid Expenses                                                (884)        (77)        (83)         (90)        (97)
     Accounts Payable                                                (620)        128         138          148         159
     Accrued Expenses                                               1,084         255         276          298         321
     Income Taxes Payable                                               0           0           0            0           0
                                                            --------------------------------------------------------------
       Total Changes in Working Capital                               270        (534)       (576)        (620)       (668)
                                                            --------------------------------------------------------------

         Total Cash from Operations                                $7,597      $7,600      $8,434       $9,350     $10,115

Cash Flow from Investing:
   Capital Expenditures                                            (2,000)     (2,250)     (2,500)      (2,750)     (3,000)

Cash Flow from Financing:
   Debt Paydown                                                      (375)       (380)       (380)        (380)       (380)
   Long-term Debt                                                       0           0           0            0           0
   Common Stock                                                         0           0           0            0           0
                                                            --------------------------------------------------------------
     Total Cash from Financing                                       (375)       (380)       (380)        (380)       (380)
                                                            --------------------------------------------------------------

Total Change in Cash                                               $5,222      $4,970      $5,554       $6,220      $6,735

Cash at the Beginning of the Period                                $8,078     $13,300     $18,271      $23,825     $30,045
Cash Buffer Required                                                  500         500         500          500         500
                                                            --------------------------------------------------------------
   Net Cash Avail. for Revolver                                    12,800      17,771      23,325       29,545      36,279
Increase/(Decrease) in Revolver                                         0           0           0            0           0
                                                            --------------------------------------------------------------
   Net Available Cash Flow                                         12,800      17,771      23,325       29,545      36,279
   Cash Buffer Add Back                                               500         500         500          500         500
                                                            --------------------------------------------------------------
      Ending Cash Balance                                         $13,300     $18,271     $23,825      $30,045     $36,779

Revolver Analysis
Maximum Revolver/Term Facility                                         $0          $0          $0           $0          $0
Amount Outstanding                                                      0           0           0            0           0
                                                            --------------------------------------------------------------
Amount Available                                                       $0          $0          $0           $0          $0
Percent Available



================================================================================
Project Canary
--------------------------------------------------------------------------------
   Comparable Company Analysis
--------------------------------------------------------------------------------
   ($000's except per share data)


Company Name                       Industrial Scientific Corp.            Invivo Corp.                        Metrika Systems
-----------------------------------------------------------------------------------------------------------------------------------
Ticker                                            ISCX                            SAFE                                  MKA
Stock Price                                      $20.50                          $15.63                                $8.00
2/22/99
Shares Outstanding (000's)                        3,379                           3,272                                8,071
Fiscal Year End                               31-Jan-98                       30-Jun-98                            31-Jan-98
Latest Quarter                                31-Oct-98                       30-Sep-98                            30-Sep-98

Market Capitalization                           $69,263                         $51,120                              $64,568
Enterprise Value                                 47,294                          55,485                               57,721

Cash                                            $25,825 (1)                        $309                              $20,060
Total Assets                                     47,111      % Cap               31,036      % Cap                   112,774   % Cap
                                                             -----                           -----                             -----
Total Debt                                        3,856       9.1%                4,674      19.8%                    13,213   16.3%
Stockholders' Equity                             38,375      90.9%               18,940      80.2%                    67,961   83.7%
Stockholders' Equity FYE                         35,592                          18,160                               63,805


LTM EPS                                           $1.97                           $0.74                                $0.87
Announced EPS                                     (0.04)                          (0.04)                                0.56
First Call's Est. EPS FY + 1                       2.06   Jan-99                   0.95  Jun-99                         1.00
First Call's Est. EPS FY + 2                       2.26   Jan-00                   1.19  Jun-00                          N/A
First Call's Est. EPS FY + 3                        N/A                             N/A

LTM Market Multiples
Sales                                               1.1x                            1.3x                                 0.9x
EBITDA                                              4.3                            10.9                                  4.9
EBIT                                                5.3                            12.9                                  5.8
Pre-Tax                                             7.0                            13.0                                  5.5
Net                                                10.6                            20.0                                  9.0
LTM P/E                                            10.4                            21.1                                  9.2
Announced P/E                                       N/M                             N/M                                 14.3
Projected P/E (FY +1)                              10.0                            16.4                                  8.0
Projected P/E (FY + 2)                              9.1                            13.1                                  N/A
Market/Book                                         1.8                             2.7                                  1.0

(1) Includes both short- and long-term investments.

================================================================================
Project Canary
--------------------------------------------------------------------------------
   Comparable Company Analysis
--------------------------------------------------------------------------------
   ($000's except per share data)



Company Name           Industrial Scientific Corp.                    Invivo Corp.                         Metrika Systems
------------------------------------------------------------------------------------------------------------------------------------

Margin Data
-----------
                           LTM       3 Yr. Avg.                   LTM        3 Yr. Avg.                  LTM       3 Yr. Avg.
                           ---       ----------                   ---        ----------                  ---       ----------
Gross Margin              58.4%           54.6%                  49.2%           48.7%                  44.3%           45.5%
EBITDA Margin             25.1%           21.0%                  11.9%            9.7%                  18.1%           17.4%
EBIT Margin               20.6%           16.2%                  10.1%            7.8%                  15.3%           16.1%
Pre-Tax Margin            22.8%           18.0%                   9.2%            7.2%                  18.2%           13.4%
Net Income Margin         15.0%           11.8%                   6.0%            4.8%                  11.1%            8.0%

                                         Latest.                                 Latest.                               Latest.
                         Latest           Qtrs.                  Latest           Qtrs.                Latest           Qtrs.
                          Qtrs.          Yr. Ago                 Qtrs.           Yr. Ago                Qtrs.          Yr. Ago
                          -----          -------                 -----           -------                -----          -------
Gross Margin              58.3%           55.6%                  50.1%           47.1%                  42.7%           46.4%
EBITDA Margin             24.0%           21.1%                  12.6%            9.8%                  16.9%           16.6%
EBIT Margin               20.5%           17.5%                  10.7%            7.7%                  14.1%           13.7%
Pre-Tax Margin            22.6%           19.6%                  10.0%            7.0%                  16.7%           15.2%
Net Income Margin         14.9%           12.7%                   6.6%            4.9%                  10.3%            9.1%



Growth
------
3 Yr. Revenue CAGR                 9.4%                                   13.8%                                   11.0%
3 Yr. Net Income CAGR             15.9%                                    N/M                                    43.3%
3 Yr. EPS CAGR                    16.7%                                    N/M                                    19.9%

Yr. to Yr. Avg. ROE               18.4%                                   14.1%                                   11.2%


================================================================================
Project Canary
--------------------------------------------------------------------------------

   Comparable Company Analysis
--------------------------------------------------------------------------------
   ($000's except per share data)



Company Name                  Industrial Scientific Corp.               Invivo Corp.                  Metrika Systems
------------------------------------------------------------------------------------------------------------------------------
Total Revenues
--------------
LTM                              $43,519                            $42,768                           $64,544
Latest Quarter(s)                 33,103                             11,501                            49,441
Quarter(s) Year Ago               30,449                              9,384                            41,611
FYE                               40,865                             40,651                            56,714
FY-1                              36,648                             35,904                            52,047
FY-2                              34,133                             31,391                            46,032

Gross Profit                              Margin                            Margin                            Margin
------------                              ------                            ------                            ------
LTM                              $25,409          58.4%             $21,040         49.2%             $28,591        44.3%
Latest Quarter(s)                 19,307          58.3%               5,765         50.1%              21,133        42.7%
Quarter(s) Year Ago               16,926          55.6%               4,420         47.1%              19,328        46.4%
FYE                               23,028          56.4%              19,695         48.4%              26,786        47.2%
FY-1                              19,815          54.1%              17,285         48.1%              23,520        45.2%
FY-2                              18,191          53.3%              15,580         49.6%              20,265        44.0%


EBITDA                                    Margin                             Margin                           Margin
------                                    ------                             ------                           ------
LTM                              $10,942          25.1%             $ 5,107         11.9%             $11,665        18.1%
Latest Quarter(s)                  7,951          24.0%               1,451         12.6%               8,351        16.9%(1)
Quarter(s) Year Ago                6,431          21.1%                 915          9.8%               6,920        16.6%
FYE                                9,422          23.1%               4,571         11.2%              10,234        18.0%
FY-1                               7,088          19.3%               1,407          3.9%               8,893        17.1%
FY-2                               7,074          20.7%               4,395         14.0%               7,911        17.2%



EBIT                                     Margin                             Margin                           Margin
------                                   ------                             ------                           ------
LTM                               $8,982          20.6%              $4,316         10.1%              $9,871        15.3%
Latest Quarter(s)                  6,800          20.5%               1,229         10.7%               6,950        14.1%
Quarter(s) Year Ago                5,324          17.5%                 723          7.7%               5,683        13.7%
FYE                                7,506          18.4%               3,811          9.4%               8,604        18.0%
FY-1                               5,087          13.9%                 662          1.8%               7,101        17.1%
FY-2                               5,551          16.3%               3,794         12.1%               6,045        13.1%

(1) Excludes a $.6 million restructuring cost for EBITDA and below.

------------------------------------------------------------------------------
Project Canary
------------------------------------------------------------------------------
   Comparable Company Analysis
------------------------------------------------------------------------------
   ($000's except per share data)


Company Name             Industrial Scientific Corp.                    Invivo Corp.                          Metrika Systems
----------------------------------------------------------------------------------------------------------------------------------
Pre-Tax                                Margin                                 Margin                                Margin
-------                                ------                                 ------                                ------
LTM                        $9,934               22.8%              $3,919               9.2%            $11,737              18.2%
Latest Quarter              7,491               22.6%               1,150              10.0%              8,279              16.7%
Quarter Year Ago            5,962               19.6%(1)              659               7.0%              6,321              15.2%
FYE                         8,405               20.6%(1)            3,428               8.4%              9,779              17.2%
FY-1                        5,605               15.3%                 478               1.3%              6,406              12.3%
FY-2                        6,142               18.0%               3,745              11.9%              4,920              10.7%


Net Income                             Margin                                 Margin                                 Margin
----------                             ------                                 ------                                 ------
LTM                        $6,534               15.0%              $2,562               6.0%             $7,148               11.1%
Latest Quarter              4,946               14.9%                 759               6.6%              5,074               10.3%
Quarter Year Ago            3,875               12.7%                 460               4.9%              3,785                9.1%
FYE                         5,464               13.4%               2,263               5.6%              5,859               10.3%
FY-1                        3,725               10.2%                 316               0.9%              3,845                7.4%
FY-2                        4,067               11.9%               2,472               7.9%              2,852                6.2%

EPS
---
LTM                         $1.97                                   $0.74                                 $0.87
Latest Quarter               1.49                                    0.22                                  0.61
Quarter Year Ago             1.16                                    0.14                                  0.56
FYE                          1.64                                    0.66                                  0.82
FY-1                         1.10                                    0.09                                  0.76
FY-2                         1.20                                    0.72                                  0.57

        (1) Excludes a $.58  million gain on the sale of Monitor Group.

------------------------------------------------------------------------------
Project Canary
------------------------------------------------------------------------------
   Comparable Company Analysis
------------------------------------------------------------------------------
   ($000's except per share data)


Company Name                          Mine Safety Appliances Co.       Scientific Technologies, Inc.             TSI Inc.
----------------------------------------------------------------------------------------------------------------------------------
Ticker                                        MNES                               STIZ                          TSII
Stock Price                                  $59.59                              $6.25                         $7.88
2/22/1999
Shares Outstanding (000's)                    4,961                              9,625                         1,308
Fiscal Year End                           31-Dec-97                          31-Dec-97                     31-Mar-98
Latest Quarter                            30-Sep-98                          30-Sep-98                     30-Sep-98

Market Capitalization                      $295,615                            $60,156                       $89,051
Enterprise Value                            336,648                             45,445                        81,521

Cash                                        $25,687                            $14,711                        $7,530
Total Assets                                400,588      % Cap                  30,165      % Cap             57,362      % Cap
Total Debt                                   66,720      -----                       0      -----                  0      -----
Stockholders' Equity                        240,768      21.7%                  24,500       0.0%             47,660      0.0%
Stockholders' Equity FYE                    241,449      78.3%                  22,518      100.0%            47,443     100.0%


LTM EPS                                       $4.64                              $0.53                         $0.60
Announced EPS                                  0.56                               0.56                          0.56
First Call's Est. EPS FY + 1                   4.80      Dec-98                    N/A                          0.65     Mar-99
First Call's Est. EPS FY + 2                   5.20      Dec-99                    N/A                          0.76     Mar-00
First Call's Est. EPS FY + 3                    N/A                                N/A                           N/A

LTM Market Multiples
--------------------
Sales                                          0.7x                               1.0x                          1.0x
EBITDA                                         6.2                                5.3                           6.9
EBIT                                          10.0                                6.0                           8.3
Pre-Tax                                        8.8                                7.2                           8.6
Net                                           14.3                               11.6                          12.6
LTM P/E                                       12.8                               11.8                          13.1
Announced P/E                                106.4                               11.2                          14.1
Projected P/E (FY + 1)                        12.4                                N/A                          12.1
Projected P/E (FY + 2)                        11.5                                N/A                          10.4
Market/Book                                    1.2                                2.5                           1.9

------------------------------------------------------------------------------
Project Canary
------------------------------------------------------------------------------
   Comparable Company Analysis
------------------------------------------------------------------------------
   ($000's except per share data)

Company Name                    Mine Safety Appliances Co.         Scientific Technologies, Inc.                TSI Inc.
----------------------------------------------------------------------------------------------------------------------------------
Margin Data
-----------
                                   LTM        3 Yr. Avg.               LTM       3 Yr. Avg.                 LTM        3 Yr. Avg.
                                   ---        ----------               ---       ----------                 ---        ----------
Gross Margin                      38.3%            39.5%              50.5%           52.8%                55.4%            55.8%
EBITDA Margin                     11.0%            11.3%              19.3%           24.8%                14.3%            14.6%
EBIT Margin                        6.7%            10.0%              17.2%           24.3%                11.9%            12.2%
Pre-Tax Margin                     6.7%             7.1%              18.8%           24.3%                12.6%            12.9%
Net Income Margin                  4.2%             4.3%              11.7%           14.9%                 8.5%             8.4%

                                                  Latest.                            Latest.                               Latest.
                                  Latest           Qtrs.             Latest           Qtrs.                Latest           Qtrs.
                                  Qtrs.           Yr. Ago             Qtrs.          Yr. Ago               Qtrs.           Yr. Ago
                                  -----           -------             -----          -------               -----           -------
Gross Margin                      37.4%            39.0%              49.7%           51.8%                55.1%            55.7%
EBITDA Margin                     10.1%            10.9%              18.0%           22.4%                14.1%            13.6%
EBIT Margin                        5.8%             6.5%              15.8%           20.5%                11.9%            11.3%
Pre-Tax Margin                     5.8%             6.5%              17.6%           21.7%                12.5%            12.5%
Net Income Margin                  3.7%             4.0%              10.9%           13.4%                 8.4%             8.1%

Growth
------

3 Yr. Revenue CAGR                       0.8%                              11.6%                                 8.2%
3 Yr. Net Income CAGR                    7.5%                                N/M                                11.6%
3 Yr. EPS CAGR                          20.4%                                N/M                                 8.3%

Yr. to Yr. Avg. ROE                      8.6%                              23.0%                                14.9%

-------------------------------------------------------------------------------
Project Canary
-------------------------------------------------------------------------------
   Comparable Company Analysis
-------------------------------------------------------------------------------
   ($000's except per share data)


Company Name             Mine Safety Appliances Co.        Scientific Technologies, Inc.                   TSI Inc.
------------------------------------------------------------------------------------------------------------------------------------
Total Revenues
LTM                        $498,810                              $44,299                              $82,565
Latest Quarter(s)           365,279                               32,618                               41,529
Quarter(s) Year Ago         365,878                               33,178                               39,976
FYE                         499,409                               44,859                               81,012
FY-1                        506,855                               38,294                               80,240
FY-2                        491,859                               36,006                               69,233

Gross Profit                            Margin                                Margin                              Margin
------------                            ------                                ------                              ------
LTM                        $191,066              38.3%           $22,352               50.5%          $45,700              55.4%
Latest Quarter(s)           136,439              37.4%            16,197               49.7%           22,888              55.1%
Quarter(s) Year Ago         142,557              39.0%            17,194               51.8%           22,273              55.7%
FYE                         197,184              39.5%            23,349               52.0%           45,085              55.7%
FY-1                        199,743              39.4%            19,633               51.3%           44,971              56.0%
FY-2                        195,014              39.6%            19,867               55.2%           38,491

EBITDA                                  Margin                                Margin                              Margin
------                                  ------                                ------                              ------
LTM                         $54,699              11.0%            $8,534               19.3%          $11,792              14.3%
Latest Quarter(s)            36,932              10.1%             5,860               18.0%            5,867              14.1%
Quarter(s) Year Ago          39,988              10.9%             7,425               22.4%            5,447              13.6%
FYE                          57,755              11.6%            10,099               22.5%           11,372              14.0%
FY-1                         59,040              11.6%             8,447               22.1%           12,636              15.7%
FY-2                         53,134              10.8%            10,712               29.8%            9,708              14.0%

EBIT                                    Margin                                Margin                              Margin
----                                    ------                                ------                              ------
LTM                         $33,583               6.7%            $7,600               17.2%           $9,828              11.9%
Latest Quarter(s)            21,305               5.8%             5,146               15.8%            4,932              11.9%
Quarter(s) Year Ago          23,961               6.5%             6,812               20.5%            4,518              11.3%
FYE                          36,239              11.6%             9,266               22.5%            9,414              11.6%
FY-1                         36,667              11.6%(1)          7,798               22.1%           10,725              13.4%
FY-2                         33,132               6.7%            10,247               28.5%            8,136              11.8%


(1) Accounts for a one-time $2.5 million contract cost recovery.

-------------------------------------------------------------------------------
Project Canary
-------------------------------------------------------------------------------
   Comparable Company Analysis
-------------------------------------------------------------------------------
   ($000's except per share data)


Company Name              Mine Safety Appliances Co.             Scientific Technologies, Inc.                   TSI Inc.
--------------------------------------------------------------------------------------------------------------------------------

Pre-Tax                                Margin                                Margin                              Margin
-------                                ------                                ------                              ------
LTM                        $33,583               6.7%            $8,339               18.8%            $10,400            12.6%
Latest Quarter              21,305               5.8%             5,737               17.6%              5,191            12.5%
Quarter Year Ago            23,961               6.5%             7,188               21.7%              5,004            12.5%
FYE                         36,239               7.3%             9,790               21.8%             10,213            12.6%
FY-1                        36,667               7.2%             8,335               21.8%             11,097            13.8%
FY-2                        33,132               6.7%            10,559               29.3%              8,434            12.2%

Net Income                             Margin                                Margin                              Margin
----------                             ------                                ------                              ------
LTM                        $20,726               4.2%            $5,170               11.7%             $7,051             8.5%
Latest Quarter              13,363               3.7%             3,557               10.9%              3,478             8.4%
Quarter Year Ago            14,491               4.0%             4,457               13.4%              3,253             8.1%
FYE                         21,854               4.4%             6,070               13.5%              6,826             8.4%
FY-1                        23,061               4.5%             5,168               13.5%              7,213             9.0%
FY-2                        18,912               3.8%             6,336               17.6%              5,482             7.9%

EPS
---
LTM                          $4.64                                $0.53                                  $0.60
Latest Quarter                3.00                                 0.36                                   0.30
Quarter Year Ago              3.17                                 0.45                                   0.28
FYE                           4.81                                 0.62                                   0.58
FY-1                          4.74                                 0.53                                   0.62
FY-2                          3.32                                 0.66                                   0.49


================================================================================
Project Canary
--------------------------------------------------------------------------------
     ISCX Two-Year Weekly Price-Volume Comparison
--------------------------------------------------------------------------------
     ISCX Weekly Price-Volume Comparison for the period February 22, 1997 to February 22, 1999



                               [GRAPH APPEARS HERE]